Exhibit 99.4

Deutsche Bank

Financial Data Supplement Q4 2018

1 February 2019

Q4 2018 Financial Data Supplement

Due to rounding, numbers presented throughout this document may not sum precisely to the totals we provide and percentages may not precisely reflect the absolute figures.

All segment figures reflect segment composition as of 31 December 2018.

As the transition rules of IFRS 9 do not require a retrospective application to prior periods, the initial adoption effect is reflected in the opening balance of Shareholders' equity for the financial year 2018. Comparative periods in this report are presented in the structure according to IAS 39.

Deutsche Bank consolidated	
Financial summary	2
Consolidated Statement of Income	3
Net revenues	4
Segment detail	
Corporate & Investment Bank	5
Private & Commercial Bank	6
Asset Management	7
Corporate & Other (and NCOU)	8
Risk and capital	
Credit risk	9
Regulatory capital	11
Leverage ratio measures	12
Non-GAAP financial measures	13
Definition of certain financial measures	17
Footnotes	20

Financial summary

	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Key financial information														
CRR/CRD 4 Leverage Ratio in % (fully loaded)[1,2]	3.5 %	3.4 %	3.2 %	3.8 %	3.8 %	3.8 %	3.7 %	4.0 %	4.0 %	4.1 %	4.1 %	0.3 ppt	0.1 ppt	0.3 ppt
CRR/CRD 4 Leverage Ratio in % (phase-in)[2]	4.1 %	3.9 %	3.7 %	4.2 %	4.1 %	4.1 %	4.0 %	4.2 %	4.2 %	4.3 %	4.3 %	0.2 ppt	0.1 ppt	0.2 ppt
Fully loaded CRR/CRD 4 leverage exposure, in € bn.[1]	1,348	1,369	1,442	1,420	1,395	1,395	1,409	1,324	1,305	1,273	1,273	(9)%	(2)%	(9)%
Common Equity Tier 1 capital ratio (fully loaded)[2,3,4]	11.8 %	11.8 %	11.8 %	13.8 %	14.0 %	14.0 %	13.4 %	13.7 %	14.0 %	13.6 %	13.6 %	(0.5)ppt	(0.4)ppt	(0.5)ppt
Common Equity Tier 1 capital ratio (phase-in)[2,3,23]	13.4 %	12.6 %	12.6 %	14.6 %	14.8 %	14.8 %	13.4 %	13.7 %	14.0 %	13.6 %	13.6 %	(1.2)ppt	(0.4)ppt	(1.2)ppt
Risk-weighted assets, in € bn.[3,4]	358	358	355	355	344	344	354	348	342	350	350	2 %	3 %	2 %
Adjusted costs, in € m.[5]	24,734	6,336	5,641	5,513	6,401	23,891	6,350	5,577	5,462	5,422	22,810	(15)%	(1)%	(5)%
Post-tax return on average shareholders' equity[2]	(2.3) %	3.8 %	2.7 %	3.9 %	(14.8) %	(1.2) %	0.8 %	2.3 %	1.3 %	(2.7) %	0.4 %	12.1 ppt	(4.1)ppt	1.6 ppt
Post-tax return on average tangible shareholders' equity[2,6]	(2.7) %	4.5 %	3.2 %	4.5 %	(17.2) %	(1.4) %	0.9 %	2.7 %	1.6 %	(3.1) %	0.5 %	14.0 ppt	(4.7)ppt	1.9 ppt
Cost/income ratio[2]	98.1 %	86.2 %	86.4 %	83.5 %	122.4 %	93.4 %	92.6 %	87.8 %	90.3 %	101.2 %	92.7 %	(21.2)ppt	10.9 ppt	(0.7)ppt
Compensation ratio[2]	39.6 %	42.8 %	44.1 %	41.4 %	59.2 %	46.3 %	43.0 %	46.3 %	46.3 %	52.1 %	46.7 %	(7.1)ppt	5.8 ppt	0.3 ppt
Noncompensation ratio[2]	58.5 %	43.4 %	42.2 %	42.1 %	63.2 %	47.0 %	49.5 %	41.5 %	44.0 %	49.1 %	46.0 %	(14.1)ppt	5.1 ppt	(1.0)ppt
Total net revenues, in € m.	30,014	7,346	6,616	6,776	5,710	26,447	6,976	6,590	6,175	5,575	25,316	(2)%	(10)%	(4)%
Provision for credit losses, in € m.	1,383	133	79	184	129	525	88	95	90	252	525	95 %	180 %	(0)%
Noninterest expenses, in € m.	29,442	6,334	5,715	5,660	6,986	24,695	6,457	5,784	5,578	5,642	23,461	(19)%	1 %	(5)%
Profit (loss) before tax, in € m.[7]	(810)	878	822	933	(1,406)	1,228	432	711	506	(319)	1,330	(77)%	N/M	8 %
Net income (loss), in € m.	(1,356)	575	466	649	(2,425)	(735)	120	401	229	(409)	341	(83)%	N/M	N/M
Total assets, in € bn.[3]	1,591	1,565	1,569	1,521	1,475	1,475	1,478	1,421	1,380	1,348	1,348	(9)%	(2)%	(9)%
Shareholders' equity, in € bn.[3]	60	60	66	66	63	63	62	63	63	62	62	(1)%	(0)%	(1)%
Basic earnings per share[8,9]	€ (1.08)	€ 0.36	€ 0.08	€ 0.31	€ (1.15)	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	(83)%	N/M	(98)%
Diluted earnings per share[2,8,9]	€ (1.08)	€ 0.34	€ 0.07	€ 0.30	€ (1.15)	€ (0.53)	€ 0.06	€ 0.03	€ 0.10	€ (0.20)	€ (0.01)	(83)%	N/M	(98)%
Book value per basic share outstanding[2]	€ 38.14	€ 37.69	€ 31.43	€ 31.37	€ 30.16	€ 30.16	€ 29.53	€ 29.83	€ 29.75	€ 29.69	€ 29.69	(2)%	(0)%	(2)%
Tangible book value per basic share outstanding[2]	€ 32.42	€ 32.00	€ 27.24	€ 27.18	€ 25.94	€ 25.94	€ 25.70	€ 25.91	€ 25.81	€ 25.71	€ 25.71	(1)%	(0)%	(1)%
Other Information														
Branches[3]	2,656	2,552	2,459	2,434	2,425	2,425	2,407	2,346	2,242	2,064	2,064	(15)%	(8)%	(15)%
thereof: in Germany	1,776	1,683	1,589	1,578	1,570	1,570	1,555	1,504	1,452	1,409	1,409	(10)%	(3)%	(10)%
Employees (full-time equivalent)[3]	99,744	98,177	96,652	96,817	97,535	97,535	97,130	95,429	94,717	91,737	91,737	(6)%	(3)%	(6)%
thereof: in Germany	44,600	44,132	43,509	42,879	42,526	42,526	42,308	42,139	42,039	41,669	41,669	(2)%	(1)%	(2)%
Share price at period end[10]	€ 15.40	€ 16.15	€ 15.53	€ 14.63	€ 15.88	€ 15.88	€ 11.33	€ 9.22	€ 9.83	€ 6.97	€ 6.97	(56)%	(29)%	(56)%
Share price high[10]	€ 19.72	€ 17.82	€ 17.69	€ 16.91	€ 17.13	€ 17.82	€ 16.46	€ 12.21	€ 11.28	€ 9.97	€ 16.46	(42)%	(12)%	(8)%
Share price low[10]	€ 8.83	€ 15.12	€ 14.70	€ 13.11	€ 13.83	€ 13.11	€ 11.00	€ 8.76	€ 8.91	€ 6.68	€ 6.68	(52)%	(25)%	(49)%

For footnotes please refer to page 20.

Consolidated Statement of Income

(in € m.)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Net interest income	14,707	3,058	3,081	3,230	3,009	12,378	2,951	3,465	3,390	3,387	13,192	13 %	(0)%	7 %
Provision for credit losses	1,383	133	79	184	129	525	88	95	90	252	525	95 %	180 %	(0)%
Net interest income after provision for credit losses	13,324	2,924	3,002	3,046	2,880	11,853	2,863	3,369	3,300	3,135	12,667	9 %	(5)%	7 %
Commissions and fee income	11,744	2,935	2,839	2,582	2,646	11,002	2,652	2,634	2,421	2,332	10,039	(12)%	(4)%	(9)%
Net gains (losses) on financial assets/liabilities at fair value through P&L	1,396	1,108	845	658	308	2,919	1,149	147	320	(284)	1,332	N/M	N/M	(54)%
Net gains (losses) on financial assets at fair value through OCI	N/A	N/A	N/A	N/A	N/A	N/A	154	125	58	(20)	317	N/M	N/M	N/M
Net gains (losses) on financial assets at amortized cost	N/A	N/A	N/A	N/A	N/A	N/A	2	(0)	0	0	2	N/M	N/M	N/M
Net gains (losses) on financial assets available for sale	659	119	78	60	229	486	N/A	N/A	N/A	N/A	N/A	N/M	N/M	N/M
Net income (loss) from equity method investments	455	20	84	21	12	137	102	74	21	22	219	80 %	5 %	60 %
Other income (loss)	1,053	106	(310)	224	(495)	(475)	(34)	146	(36)	138	215	N/M	N/M	N/M
Total noninterest income	15,307	4,288	3,535	3,546	2,700	14,070	4,026	3,126	2,785	2,188	12,124	(19)%	(21)%	(14)%
Compensation and benefits	11,874	3,147	2,921	2,806	3,379	12,253	3,002	3,050	2,859	2,903	11,814	(14)%	2 %	(4)%
General and administrative expenses	15,454	3,201	2,724	2,865	3,184	11,973	3,456	2,552	2,642	2,637	11,286	(17)%	(0)%	(6)%
Policyholder benefits and claims	374	0	(0)	0	0	0	0	(0)	0	0	0	N/M	N/M	N/M
Impairment of goodwill and other intangible assets	1,256	0	6	(0)	15	21	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	484	(14)	64	(12)	408	447	(1)	182	77	102	360	(75)%	32 %	(19)%
Noninterest expenses	29,442	6,334	5,715	5,660	6,986	24,695	6,457	5,784	5,578	5,642	23,461	(19)%	1 %	(5)%
Profit (loss) before tax[7]	(810)	878	822	933	(1,406)	1,228	432	711	506	(319)	1,330	(77)%	N/M	8 %
Income tax expense (benefit)	546	303	357	284	1,019	1,963	312	310	277	90	989	(91)%	(68)%	(50)%
Net income (loss)	(1,356)	575	466	649	(2,425)	(735)	120	401	229	(409)	341	(83)%	N/M	N/M
Net income attributable to noncontrolling interests	45	4	19	2	(10)	15	(0)	40	18	17	75	N/M	(7)%	N/M
Net income attributable to Deutsche Bank shareholders and additional equity components	(1,402)	571	447	647	(2,415)	(751)	120	361	211	(425)	267	(82)%	N/M	N/M
Memo:														
Basic shares outstanding (average), in m.	1,555.3	1,579.7	2,086.0	2,095.8	2,094.6	1,967.7	2,094.6	2,104.0	2,104.3	2,104.5	2,102.2	0 %	0 %	7 %
Diluted shares outstanding (average), in m.	1,555.3	1,655.0	2,140.2	2,151.7	2,094.6	1,967.7	2,151.3	2,155.3	2,157.3	2,104.5	2,102.2	0 %	(2)%	7 %
Cost/income ratio[2]	98.1 %	86.2 %	86.4 %	83.5 %	122.4 %	93.4 %	92.6 %	87.8 %	90.3 %	101.2 %	92.7 %	(21.2)ppt	10.9 ppt	(0.7)ppt
Compensation ratio[2]	39.6 %	42.8 %	44.1 %	41.4 %	59.2 %	46.3 %	43.0 %	46.3 %	46.3 %	52.1 %	46.7 %	(7.1)ppt	5.8 ppt	0.3 ppt
Noncompensation ratio[2]	58.5 %	43.4 %	42.2 %	42.1 %	63.2 %	47.0 %	49.5 %	41.5 %	44.0 %	49.1 %	46.0 %	(14.1)ppt	5.1 ppt	(1.0)ppt

For footnotes please refer to page 20.

Net revenues - Segment view[11]

(In € m.)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Corporate & Investment Bank:														
Global Transaction Banking	4,419	1,042	967	964	944	3,917	918	1,008	912	996	3,834	5 %	9 %	(2)%
Equity Origination	405	153	115	66	63	396	76	108	105	73	362	17 %	(30)%	(9)%
Debt Origination	1,393	391	311	287	338	1,327	316	316	270	178	1,081	(47)%	(34)%	(19)%
Advisory	495	113	137	122	137	508	88	153	92	160	493	17 %	73 %	(3)%
Origination and Advisory	2,292	657	563	475	537	2,232	480	577	468	411	1,935	(23)%	(12)%	(13)%
Sales & Trading (Equity)	2,751	729	574	548	382	2,233	571	540	466	379	1,957	(1)%	(19)%	(12)%
Sales & Trading (FIC)	7,066	2,227	1,650	1,545	1,026	6,447	1,882	1,372	1,320	786	5,361	(23)%	(40)%	(17)%
Sales & Trading	9,817	2,956	2,224	2,093	1,407	8,680	2,454	1,912	1,786	1,165	7,317	(17)%	(35)%	(16)%
Other	235	(247)	(136)	(63)	(156)	(601)	(5)	81	(140)	25	(40)	N/M	N/M	(93)%
Total Corporate & Investment Bank	16,764	4,409	3,618	3,469	2,732	14,227	3,845	3,578	3,025	2,597	13,046	(5)%	(14)%	(8)%
Private & Commercial Bank:														
Private and Commercial Business (Germany)	6,873	1,636	1,573	1,756	1,618	6,583	1,836	1,635	1,686	1,645	6,802	2 %	(2)%	3 %
Private and Commercial Business (International)[12]	1,466	372	395	355	333	1,455	374	376	341	349	1,439	5 %	2 %	(1)%
Wealth Management (Global)	1,720	616	523	429	452	2,021	426	470	417	433	1,746	(4)%	4 %	(14)%
Exited businesses[13]	1,031	81	67	62	(91)	119	4	62	73	31	170	N/M	(58)%	42 %
Total Private & Commercial Bank	11,090	2,704	2,559	2,602	2,313	10,178	2,640	2,542	2,518	2,458	10,158	6 %	(2)%	(0)%
therein:														
Net interest income	6,201	1,388	1,536	1,446	1,505	5,875	1,485	1,516	1,526	1,550	6,077	3 %	2 %	3 %
Commission and fee income	3,395	924	852	817	775	3,367	868	793	775	707	3,143	(9)%	(9)%	(7)%
Remaining income	1,494	392	171	339	33	935	287	233	217	201	937	N/M	(7)%	0 %
Asset Management:														
Management Fees	2,190	564	575	553	555	2,247	531	530	533	521	2,115	(6)%	(2)%	(6)%
Performance & Transaction Fees	220	19	86	29	65	199	18	29	20	23	91	(64)%	16 %	(55)%
Other Revenues	209	24	15	46	1	86	(4)	1	14	(31)	(20)	N/M	N/M	N/M
Mark-to-market movements on policyholder positions in Abbey Life	396	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Total Deutsche Asset Management	3,015	607	676	628	621	2,532	545	561	567	514	2,186	(17)%	(9)%	(14)%
Corporate & Other	(473)	(373)	(238)	78	44	(489)	(54)	(91)	65	6	(73)	(85)%	(90)%	(85)%
Non-Core Operations Unit	(382)	-	-	-	-	-	-	-	-	-	-	-	-	-
Net revenues	30,014	7,346	6,616	6,776	5,710	26,447	6,976	6,590	6,175	5,575	25,316	(2)%	(10)%	(4)%

For footnotes please refer to page 20.

Corporate & Investment Bank

(In € m, unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Global Transaction Banking	**4,419**	**1,042**	**967**	**964**	**944**	**3,917**	**918**	**1,008**	**912**	**996**	**3,834**	**5 %**	**9 %**	**(2)%**
Equity Origination	405	153	115	66	63	396	76	108	105	73	362	17 %	(30)%	(9)%
Debt Origination	1,393	391	311	287	338	1,327	316	316	270	178	1,081	(47)%	(34)%	(19)%
Advisory	495	113	137	122	137	508	88	153	92	160	493	17 %	73 %	(3)%
Origination and Advisory	**2,292**	**657**	**563**	**475**	**537**	**2,232**	**480**	**577**	**468**	**411**	**1,935**	**(23)%**	**(12)%**	**(13)%**
Sales & Trading (Equity)	2,751	729	574	548	382	2,233	571	540	466	379	1,957	(1)%	(19)%	(12)%
Sales & Trading (FIC)	7,066	2,227	1,650	1,545	1,026	6,447	1,882	1,372	1,320	786	5,361	(23)%	(40)%	(17)%
Sales & Trading	**9,817**	**2,956**	**2,224**	**2,093**	**1,407**	**8,680**	**2,454**	**1,912**	**1,786**	**1,165**	**7,317**	**(17)%**	**(35)%**	**(16)%**
Other	**235**	**(247)**	**(136)**	**(63)**	**(156)**	**(601)**	**(5)**	**81**	**(140)**	**25**	**(40)**	**N/M**	**N/M**	**(93)%**
Total net revenues	16,764	4,409	3,618	3,469	2,732	14,227	3,845	3,578	3,025	2,597	13,046	(5)%	(14)%	(8)%
Provision for credit losses	816	57	56	94	7	213	(3)	11	1	110	120	N/M	N/M	(44)%
Compensation and benefits	4,062	1,142	977	932	1,313	4,364	1,058	1,054	942	916	3,970	(30)%	(3)%	(9)%
General and administrative expenses	9,280	2,394	1,884	2,035	2,128	8,441	2,571	1,858	1,852	1,834	8,115	(14)%	(1)%	(4)%
Policyholder benefits and claims	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Impairment of goodwill and other intangible assets	285	0	6	(0)	0	6	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	299	32	66	(5)	(12)	81	14	159	74	40	287	N/M	(47)%	N/M
Noninterest expenses	13,926	3,569	2,933	2,962	3,428	12,892	3,643	3,071	2,868	2,789	12,372	(19)%	(3)%	(4)%
Noncontrolling interests	49	4	19	2	1	26	3	21	(0)	0	24	(73)%	N/M	(7)%
Profit (loss) before tax[7]	1,973	779	611	411	(704)	1,096	203	475	156	(303)	530	(57)%	N/M	(52)%
Resources														
Employees (front office full-time equivalent, at period end)	18,176	17,690	17,055	17,392	17,687	17,687	17,508	16,565	16,461	16,373	16,373	(7)%	(1)%	(7)%
Total employees (full-time equivalent, at period end)[14]	39,133	38,728	39,701	39,922	40,839	40,839	40,264	39,081	38,628	37,726	37,726	(8)%	(2)%	(8)%
Assets (at period end)[1,5]	1,201,894	1,176,472	1,210,220	1,162,026	1,127,028	1,127,028	1,132,483	1,076,696	1,038,461	988,531	988,531	(12)%	(5)%	(12)%
Risk-weighted assets (at period end)[4]	237,596	244,277	241,915	241,820	231,574	231,574	241,497	235,060	227,737	236,306	236,306	2 %	4 %	2 %
CRR/CRD 4 leverage exposure (at period end)[1,16]	954,203	979,378	1,078,567	1,049,576	1,029,946	1,029,946	1,048,690	963,038	945,148	892,653	892,653	(13)%	(6)%	(13)%
Average allocated shareholders' equity	40,312	40,452	44,991	45,968	45,474	44,197	43,639	43,600	43,417	43,113	43,427	(5)%	(1)%	(2)%
Ratios[2]														
Cost/income ratio	83.1 %	81.0 %	81.1 %	85.4 %	125.5 %	90.6 %	94.7 %	85.8 %	94.8 %	107.4 %	94.8 %	(18.1) ppt	12.6 ppt	4.2 ppt
Post-tax return on average shareholders' equity[2,24]	3.2 %	5.2 %	3.6 %	2.4 %	(4.1) %	1.7 %	1.3 %	3.1 %	1.0 %	(2.0) %	0.9 %	2.1 ppt	(3.1) ppt	(0.8) ppt
Post-tax return on average tangible shareholders' equity[2,6,24]	3.4 %	5.6 %	3.9 %	2.6 %	(4.4) %	1.8 %	1.4 %	3.4 %	1.1 %	(2.2) %	0.9 %	2.3 ppt	(3.3) ppt	(0.8) ppt

For footnotes please refer to page 20.

Private & Commercial Bank

(In € m., unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Private and Commercial Business (Germany)	6,873	1,636	1,573	1,756	1,618	6,583	1,836	1,635	1,686	1,645	6,802	2 %	(2)%	3 %
Private and Commercial Business (International)[12]	1,466	372	395	355	333	1,455	374	376	341	349	1,439	5 %	2 %	(1)%
Wealth Management (Global)	1,720	616	523	429	452	2,021	426	470	417	433	1,746	(4)%	4 %	(14)%
Exited businesses[13]	1,031	81	67	62	(91)	119	4	62	73	31	170	N/M	(58)%	42 %
Total net revenues	11,090	2,704	2,559	2,602	2,313	10,178	2,640	2,542	2,518	**2,458**	**10,158**	6 %	(2)%	(0)%
therein:														
Net interest income	6,201	1,388	1,536	1,446	1,505	5,875	1,485	1,516	1,526	1,550	6,077	3 %	2 %	3 %
Commission and fee income	3,395	924	852	817	775	3,367	868	793	775	707	3,143	(9)%	(9)%	(7)%
Remaining income	1,494	392	171	339	33	935	287	233	217	201	937	N/M	(7)%	0 %
Provision for credit losses	439	78	22	90	123	313	88	86	87	**144**	**406**	17 %	65 %	30 %
Compensation and benefits	4,075	1,007	990	1,000	1,030	4,027	980	1,003	992	1,026	4,001	(0)%	3 %	(1)%
General and administrative expenses	4,888	1,239	1,212	1,168	1,394	5,012	1,264	1,181	1,212	1,211	4,867	(13)%	(0)%	(3)%
Policyholder benefits and claims	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Impairment of goodwill and other intangible assets	0	0	0	(0)	12	12	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	142	(49)	(4)	(5)	417	360	(17)	11	6	55	55	(87)%	N/M	(85)%
Noninterest expenses	9,104	2,197	2,199	2,162	2,853	9,411	2,227	2,194	2,210	**2,292**	**8,923**	(20)%	4 %	(5)%
Noncontrolling interests	0	(0)	(1)	1	(12)	(12)	0	0	1	**(1)**	**(0)**	(94)%	N/M	(100)%
Profit (loss) before tax[7]	1,547	430	338	349	(651)	465	325	262	220	**23**	**829**	N/M	(90)%	78 %
Resources														
Employees (front office full-time equivalent, at period end)	45,526	45,128	44,608	44,159	43,951	43,951	43,790	43,619	43,471	41,706	41,706	(5)%	(4)%	(5)%
Total employees (full-time equivalent, at period end)[14]	53,327	53,476	51,148	51,085	50,896	50,896	51,024	50,575	50,399	48,380	48,380	(5)%	(4)%	(5)%
Assets (at period end)[1,15]	329,869	331,564	332,531	330,884	333,069	333,069	331,192	337,744	340,985	343,704	343,704	3 %	1 %	3 %
Risk-weighted assets (at period end)[4]	86,082	87,617	88,534	88,656	87,472	87,472	87,792	88,031	88,771	87,709	87,709	0 %	(1)%	0 %
CRR/CRD 4 leverage exposure (at period end)[1,16]	342,424	342,461	345,998	342,146	344,087	344,087	342,365	348,542	351,920	354,584	354,584	3 %	1 %	3 %
Average allocated shareholders' equity	14,371	14,355	15,323	15,156	14,934	14,943	14,393	14,041	14,497	14,924	14,514	(0)%	3 %	(3)%
Assets under management (at period end, in € bn.)[17]	501	508	504	505	506	506	497	503	499	474	474	(6)%	(5)%	(6)%
Net flows (in € bn.)	(42)	2	3	(0)	(0)	4	1	1	(3)	(1)	(2)	N/M	N/M	N/M
Ratios[2]														
Cost/income ratio	82.1 %	81.2 %	85.9 %	83.1 %	123.4 %	92.5 %	84.4 %	86.3 %	87.8 %	93.2 %	87.8 %	(30.1)ppt	5.5 ppt	(4.6)ppt
Post-tax return on average shareholders' equity[2,24]	7.0 %	8.0 %	5.9 %	6.2 %	(11.7)%	2.1 %	6.5 %	5.4 %	4.4 %	0.4 %	4.1 %	12.1 ppt	(3.9)ppt	2.0 ppt
Post-tax return on average tangible shareholders' equity[2,8,24]	8.0 %	9.3 %	6.9 %	7.2 %	(13.6)%	2.4 %	7.6 %	6.3 %	5.1 %	0.5 %	4.8 %	14.2 ppt	(4.6)ppt	2.4 ppt

For footnotes please refer to page 20.

Asset Management

(In € m., unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Management Fees	2,190	564	575	553	555	2,247	531	530	533	521	2,115	(6)%	(2)%	(6)%
Performance & Transaction Fees	220	19	86	29	65	199	18	29	20	23	91	(64)%	16 %	(55)%
Other Revenues	209	24	15	46	1	86	(4)	1	14	(31)	(20)	N/M	N/M	N/M
Mark-to-market movements on policyholder positions in Abbey Life	396	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Total net revenues	**3,015**	**607**	**676**	**628**	**621**	**2,532**	**545**	**561**	**567**	**514**	**2,186**	**(17)%**	**(9)%**	**(14)%**
Provision for credit losses	**1**	**(0)**	**(0)**	**(0)**	**(0)**	**(1)**	**0**	**(1)**	**(1)**	**0**	**(1)**	**N/M**	**N/M**	**67 %**
Compensation and benefits	737	198	203	193	219	812	194	194	189	210	787	(4)%	11 %	(3)%
General and administrative expenses	1,026	221	233	240	283	978	276	240	202	211	929	(26)%	5 %	(5)%
Policyholder benefits and claims	374	0	(0)	0	0	0	0	(0)	0	0	0	N/M	N/M	N/M
Impairment of goodwill and other intangible assets	1,021	0	0	0	3	3	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	47	2	2	(2)	3	6	3	7	2	7	19	104 %	185 %	N/M
Noninterest expenses	**3,205**	**422**	**438**	**431**	**508**	**1,799**	**473**	**441**	**393**	**427**	**1,735**	**(16)%**	**9 %**	**(4)%**
Noncontrolling interests	**0**	**0**	**1**	**0**	**0**	**1**	**0**	**26**	**31**	**27**	**85**	**N/M**	**(14)%**	**N/M**
Profit (loss) before tax[7]	**(190)**	**185**	**238**	**197**	**113**	**732**	**72**	**93**	**143**	**59**	**367**	**(48)%**	**(59)%**	**(50)%**
Resources														
Employees (front office full-time equivalent, at period end)	4,084	4,019	3,992	4,043	4,013	4,013	4,049	4,020	4,025	4,024	4,024	0 %	(0)%	0 %
Total employees (full-time equivalent, at period end)[14]	5,332	5,203	5,043	5,047	5,026	5,026	5,030	4,941	4,901	4,868	4,868	(3)%	(1)%	(3)%
Assets (at period end)[15]	12,300	12,493	11,509	11,506	8,050	8,050	9,534	9,937	9,288	10,030	10,030	25 %	8 %	25 %
Risk-weighted assets (at period end)[4]	8,960	9,523	9,018	9,528	8,432	8,432	8,914	9,498	9,518	10,365	10,365	23 %	9 %	23 %
CRR/CRD 4 leverage exposure (at period end)[1,16]	3,126	3,329	3,268	3,300	2,870	2,870	4,289	4,767	4,661	5,044	5,044	76 %	8 %	76 %
Average allocated shareholders' equity	4,460	4,683	4,698	4,644	4,714	4,687	4,599	4,595	4,702	4,755	4,669	1 %	1 %	(0)%
Management fee margin (in bps)[18]	30	32	32	31	31	32	31	31	30	30	31	(1)bps	(0)bps	(1)bps
Assets under management (at period end, in € bn.)[17]	706	723	711	711	702	702	678	692	694	664	664	(5)%	(4)%	(5)%
Net flows (in € bn.)	(41)	5	6	4	1	16	(8)	(5)	(3)	(7)	(23)	N/M	N/M	N/M
Ratios[2]														
Cost/income ratio	106.3 %	69.5 %	64.8 %	68.7 %	81.8 %	71.1 %	86.7 %	78.8 %	69.4 %	83.3 %	79.4 %	1.4 ppt	13.9 ppt	8.3 ppt
Post-tax return on average shareholders' equity[2,24]	(2.8) %	10.6 %	13.5 %	11.3 %	6.4 %	10.5 %	4.5 %	5.9 %	8.8 %	3.6 %	5.7 %	(2.9)ppt	(5.2)ppt	(4.8)ppt
Post-tax return on average tangible shareholders' equity[2,6,24]	71.0 %	79.0 %	68.9 %	54.4 %	29.8 %	56.3 %	21.9 %	18.0 %	23.9 %	9.7 %	17.8 %	(20.1)ppt	(14.3)ppt	(38.5)ppt

For footnotes please refer to page 20.

Corporate & Other

(In € m., unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Total net revenues	(473)	(373)	(238)	78	44	(489)	(54)	(91)	65	**6**	**(73)**	(85)%	(90)%	(85)%
Provision for credit losses	(0)	(1)	1	0	0	(0)	2	(2)	3	**(3)**	**0**	N/M	N/M	N/M
Compensation and benefits	2,931	800	751	682	817	3,050	769	799	736	752	3,055	(8)%	2 %	0 %
General and administrative expenses	(2,398)	(654)	(606)	(578)	(620)	(2,458)	(655)	(727)	(623)	(619)	(2,624)	(0)%	(1)%	7 %
Policyholder benefits and claims	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Impairment of goodwill and other intangible assets	(0)	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	(7)	0	(0)	0	0	0	0	6	(6)	0	0	(35)%	N/M	(86)%
Noninterest expenses	525	147	145	104	197	593	114	77	107	**133**	**431**	(32)%	25 %	(27)%
Noncontrolling interests	(46)	(4)	(19)	(3)	10	(16)	(3)	(48)	(32)	**(27)**	**(109)**	N/M	(16)%	N/M
Profit (loss) before tax[7]	(952)	(515)	(364)	(23)	(163)	(1,066)	(167)	(119)	(13)	**(97)**	**(396)**	(40)%	N/M	(63)%
Resources														
Employees (full-time equivalent, at period end)	31,841	31,340	30,996	31,222	31,884	31,884	31,784	31,223	30,760	29,634	29,634	(7)%	(4)%	(7)%
Risk-weighted assets (at period end)[4]	15,706	16,237	15,221	15,108	16,734	16,734	16,032	15,730	15,698	16,093	16,093	(4)%	3 %	(4)%
CRR/CRD 4 leverage exposure (at period end)[1,16]	40,018	44,086	14,610	25,236	17,983	17,983	13,892	7,816	3,680	20,662	20,662	15 %	N/M	15 %
Average allocated shareholders' equity	2,249	322	0	0	0	99	0	0	0	0	0	(100)%	(100)%	(100)%

Non-Core Operations Unit

(In € m., unless stated otherwise)	FY 2016
Total net revenues	(382)
Provision for credit losses	128
Compensation and benefits	68
General and administrative expenses	2,659
Policyholder benefits and claims	0
Impairment of goodwill and other intangible assets	(49)
Restructuring activities	4
Noninterest expenses	2,682
Noncontrolling interests	(4)
Profit (loss) before tax[7]	(3,187)
Resources	
Employees (front office full-time equivalent, at period end)	116
Total employees (full-time equivalent, at period end)[14]	1,167
Assets (at period end)[15]	5,523
Risk-weighted assets (at period end)[4]	9,174
CRR/CRD 4 leverage exposure (at period end)[1,16]	7,882
Average allocated shareholders' equity	690

The Non-Core Operations Unit (NCOU) has ceased to exist as a separate corporate division of the Group from 2017 onwards. The remaining legacy assets are managed by the corresponding operating segments, predominately CIB and PCB.

As historical data has not been restated, the 2016 results can still be found separately on this page.

For purposes of the 2017 average shareholders' equity allocation the Non-Core Operations Unit (NCOU) balances from year-end 2016 have been allocated to Corporate & Other (C&O).

For footnotes please refer to page 20.

Credit risk 2016-2017

(In € m., unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Allowance for loan losses						
Balance, beginning of period	5,028	4,546	4,275	3,953	4,039	4,546
Provision for loan losses	1,347	130	81	214	128	552
Net charge-offs	(1,764)	(382)	(312)	(77)	(248)	(1,019)
Charge-offs	(1,951)	(403)	(345)	(108)	(290)	(1,146)
Recoveries	187	22	32	31	41	127
Other	(65)	(19)	(90)	(51)	3	(158)
Balance, end of period	4,546	4,275	3,953	4,039	3,921	3,921
Allowance for off-balance sheet positions						
Balance, beginning of period	312	346	348	335	300	346
Provision for off-balance sheet positions	36	3	(2)	(30)	2	(27)
Other	(2)	(1)	(11)	(5)	(17)	(34)
Balance, end of period	346	348	335	300	285	285
Provision for credit losses[19]	1,383	133	79	184	129	525
Impaired loans (at period end)						
Total impaired loans (at period end)	7,448	6,930	6,683	6,680	6,234	6,234
Impaired loan coverage ratio[20]	61 %	62 %	59 %	60 %	63 %	63 %
Loans						
Total loans	413,455	413,627	402,651	400,276	405,621	405,621
Deduct						
Allowance for loan losses	4,546	4,275	3,953	4,039	3,921	3,921
Total loans net	408,909	409,352	398,698	396,237	401,699	401,699
Memo:						
Net charge-offs / Total loans	(0.4)%	(0.1)%	(0.1)%	(0.0)%	(0.1)%	(0.3)%

For footnotes please refer to page 20.

Credit Risk - after IFRS 9 implementation

(In € m.)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q4 2018 vs. Q3 2018	FY 2018
Allowance for Credit Losses (Financial Assets at Amortized Cost subject to impairment)						
Balance, beginning of period	4,596	4,454	4,468	4,245	(5)%	4,596
Movements in financial assets including new business	69	118	103	216	110 %	507
Changes in models	0	0	0	0	N/M	0
Financial assets that have been derecognized during the period	(183)	(179)	(338)	(295)	(13)%	(995)
Recovery of written off amounts	48	62	16	46	192 %	172
Foreign exchange and other changes	(77)	13	(4)	46	N/M	(21)
Balance, end of period	4,454	4,468	4,245	4,259	0 %	4,259
Provision for credit losses excluding country risk[21]	69	118	103	216	110 %	507
Allowance for Credit Losses (Off-balance sheet lending commitments and guarantee business)						
Balance, beginning of period	272	306	307	285	(7)%	272
Movements including new business	24	(28)	(10)	31	N/M	18
Changes in models	0	0	0	0	N/M	0
Foreign exchange and other changes	10	29	(12)	(27)	117 %	(0)
Balance, end of period	306	307	285	289	1 %	289
Provision for credit losses excluding country risk[21]	24	(28)	(10)	31	N/M	18
Stage 3 Financial Assets at Amortized Cost						
Stage 3 Financial Assets at Amortized Cost	9,738	9,990	9,677	9,415	(3)%	9,415
Stage 3 Financial Assets at Amortized Cost - POCI	1,859	2,078	1,832	1,963	7 %	1,963
Stage 3 Financial Assets at Amortized Cost excluding POCI	7,879	7,913	7,845	7,452	(5)%	7,452
Stage 3 Allowance for Credit Losses (Financial Assets at Amortized Cost excluding POCI)	3,468	3,495	3,300	3,247	(2)%	3,247
Coverage Ratio	44.0 %	44.2 %	42.1 %	43.6 %	1.5 ppt	43.6 %
Loans (at Amortized Cost)						
Total Loans	391,804	395,433	398,360	404,537	2 %	404,537
Allowance for Credit Losses (Loans)[22]	4,438	4,468	4,246	4,241	(0)%	4,241
Total Loans net	387,366	390,965	394,114	400,297	2 %	400,297
Memo:						
Gross charge-offs	(183)	(179)	(338)	(272)	(20)%	(972)
Recoveries	48	62	16	46	192 %	172
Net charge-offs	(135)	(117)	(322)	(226)	(30)%	(800)
Net charge-offs / Total loans (at amortised cost)	(0.03) %	(0.03) %	(0.08) %	(0.06) %	0.03 ppt	(0.20) %

For footnotes please refer to page 20.

CRR/CRD 4 Regulatory capital

(In € m., unless stated otherwise)	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018 vs. Dec 31, 2017
Regulatory capital (fully loaded)[3]										
Common Equity Tier 1 capital	42,279	42,221	41,922	49,128	48,300	47,336	47,884	47,767	47,500	(2)%
Tier 1 capital	46,829	46,771	46,472	53,749	52,921	51,956	52,479	52,363	52,095	(2)%
Tier 2 capital	12,673	12,495	11,966	11,633	10,329	10,144	9,233	9,185	9,211	(11)%
Total capital	59,502	59,266	58,438	65,382	63,250	62,101	61,712	61,547	61,306	(3)%
Risk-weighted assets and capital adequacy ratios (fully loaded)[2,3]										
Risk-weighted assets	357,518	357,655	354,688	355,113	344,212	354,235	348,319	341,725	350,473	2 %
Common Equity Tier 1 capital ratio	11.8 %	11.8 %	11.8 %	13.8 %	14.0 %	13.4 %	13.7 %	14.0 %	13.6%	(0.5)ppt
Tier 1 capital ratio	13.1 %	13.1 %	13.1 %	15.1 %	15.4 %	14.7 %	15.1 %	15.3 %	14.9%	(0.5)ppt
Total capital ratio	16.6 %	16.6 %	16.5 %	18.4 %	18.4 %	17.5 %	17.7 %	18.0 %	17.5%	(0.9)ppt
Regulatory capital (phase-in)[3]										
Common Equity Tier 1 capital[2,3]	47,782	44,917	44,465	51,650	50,808	47,336	47,884	47,767	47,500	(7)%
Tier 1 capital	55,486	54,083	53,119	60,222	57,631	55,844	55,452	55,343	55,104	(4)%
Tier 2 capital	6,672	6,725	6,231	6,008	6,384	6,256	6,260	6,204	6,202	(3)%
Total capital	62,158	60,808	59,350	66,230	64,016	62,101	61,712	61,547	61,306	(4)%
Risk-weighted assets and capital adequacy ratios (phase-in)[2,3]										
Risk-weighted assets[2,3]	356,235	356,748	353,779	354,234	343,316	354,235	348,319	341,725	350,473	2 %
Common Equity Tier 1 capital ratio	13.4 %	12.6 %	12.6 %	14.6 %	14.8 %	13.4 %	13.7 %	14.0 %	13.6%	(1.2)ppt
Tier 1 capital ratio	15.6 %	15.2 %	15.0 %	17.0 %	16.8 %	15.8 %	15.9 %	16.2 %	15.7%	(1.1)ppt
Total capital ratio	17.4 %	17.0 %	16.8 %	18.7 %	18.6 %	17.5 %	17.7 %	18.0 %	17.5%	(1.2)ppt

For footnotes please refer to page 20.

CRR/CRD 4 Leverage ratio measures[1, 3]

(In € bn., unless stated otherwise)	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018 vs. Dec 31, 2017
Total assets	1,591	1,565	1,569	1,521	1,475	1,478	1,421	**1,380**	**1,348**	(9)%
Changes from IFRS to CRR/CRD 4	(243)	(196)	(126)	(101)	(80)	(68)	(97)	(75)	(75)	(6)%
Derivatives netting	(437)	(377)	(359)	(338)	(328)	(306)	(314)	(293)	(288)	(12)%
Derivatives add-on	146	147	140	140	142	145	139	138	131	(8)%
Written credit derivatives	17	18	18	20	16	15	12	13	18	7 %
Securities Financing Transactions	20	21	28	30	41	28	17	18	14	(66)%
Off-balance sheet exposure after application of credit conversion factors	102	102	96	93	95	95	97	98	99	5 %
Consolidation, regulatory and other adjustments	(92)	(107)	(48)	(46)	(46)	(45)	(48)	(49)	(49)	6 %
CRR/CRD 4 leverage exposure measure (fully loaded)	1,348	1,369	1,442	1,420	1,395	1,409	1,324	**1,305**	**1,273**	(9)%
CRR/CRD 4 leverage exposure measure (phase-in)[23]	1,350	1,370	1,443	1,421	1,396	1,409	1,324	**1,305**	**1,273**	(9)%
CRR/CRD 4 Tier 1 capital (fully loaded)	46.8	46.8	46.5	53.7	52.9	52.0	52.5	**52.4**	**52.1**	(2)%
CRR/CRD 4 Leverage Ratio (fully loaded) in %[2]	3.5	3.4	3.2	3.8	3.8	3.7	4.0	4.0	4.1	0.3 ppt
CRR/CRD 4 Tier 1 capital (phase-in)	55.5	54.1	53.1	60.2	57.6	55.8	55.5	**55.3**	**55.1**	(4)%
CRR/CRD 4 Leverage Ratio (phase-in) in %[2]	4.1	3.9	3.7	4.2	4.1	4.0	4.2	4.2	4.3	0.2 ppt

For footnotes please refer to page 20.

Non-GAAP financial measures (1/4)

(In € m., unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Corporate & Investment Bank:														
Profit (loss) before tax[7]	1,973	779	611	411	(704)	1,096	203	475	156	**(303)**	**530**	(57)%	N/M	(52)%
Net Income (loss)	1,290	522	409	275	(472)	734	146	342	113	**(218)**	**382**	(54)%	N/M	(48)%
Net income (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Net Income attributable to DB shareholders	1,290	522	409	275	(472)	734	146	342	113	**(218)**	**382**	(54)%	N/M	(48)%
Average allocated shareholders' equity	40,312	40,452	44,991	45,968	45,474	44,197	43,639	43,600	43,417	**43,113**	**43,427**	(5)%	(1)%	(2)%
Add (deduct):														
Average allocated goodwill and other intangible assets	(2,568)	(2,945)	(3,029)	(2,990)	(2,995)	(2,982)	(2,876)	(2,998)	(3,164)	(3,235)	(3,090)	8 %	2 %	4 %
Average allocated tangible shareholders' equity	37,744	37,507	41,962	42,978	42,479	41,215	40,763	40,603	40,253	**39,878**	**40,337**	(6)%	(1)%	(2)%
Post-tax return on average shareholders' equity[2,24]	3.2 %	5.2 %	3.6 %	2.4 %	(4.1) %	1.7 %	1.3 %	3.1 %	1.0 %	(2.0) %	0.9 %	2.1 ppt	(3.1) ppt	(0.8) ppt
Post-tax return on average tangible shareholders' equity[2,8,24]	3.4 %	5.6 %	3.9 %	2.6 %	(4.4) %	1.8 %	1.4 %	3.4 %	1.1 %	(2.2) %	0.9 %	2.3 ppt	(3.3) ppt	(0.8) ppt
Private & Commercial Bank:														
Profit (loss) before tax[7]	1,547	430	338	349	(651)	465	325	262	220	**23**	**829**	N/M	(90)%	78 %
Net Income (loss)	1,011	288	227	234	(436)	312	234	189	158	**16**	**597**	N/M	(90)%	91 %
Net income (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Net Income attributable to DB shareholders	1,011	288	227	234	(436)	312	234	189	158	**16**	**597**	N/M	(90)%	91 %
Average allocated shareholders' equity	14,371	14,355	15,323	15,156	14,934	14,943	14,393	14,041	14,497	**14,924**	**14,514**	(0)%	3 %	(3)%
Add (deduct):														
Average allocated goodwill and other intangible assets	(1,775)	(1,979)	(2,127)	(2,106)	(2,147)	(2,082)	(2,079)	(2,050)	(2,115)	(2,140)	(2,113)	(0)%	1 %	1 %
Average allocated tangible shareholders' equity	12,595	12,376	13,196	13,050	12,786	12,861	12,314	11,991	12,382	**12,784**	**12,401**	(0)%	3 %	(4)%
Post-tax return on average shareholders' equity[2,24]	7.0 %	8.0 %	5.9 %	6.2 %	(11.7) %	2.1 %	6.5 %	5.4 %	4.4 %	0.4 %	4.1 %	12.1 ppt	(3.9) ppt	2.0 ppt
Post-tax return on average tangible shareholders' equity[2,8,24]	8.0 %	9.3 %	6.9 %	7.2 %	(13.6) %	2.4 %	7.6 %	6.3 %	5.1 %	0.5 %	4.8 %	14.2 ppt	(4.6) ppt	2.4 ppt
Asset Management:														
Profit (loss) before tax[7]	(190)	185	238	197	113	732	72	93	143	**59**	**367**	(48)%	(59)%	(50)%
Net Income (loss)	(124)	124	159	132	76	490	52	67	103	**42**	**264**	(44)%	(59)%	(46)%
Net income (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Net Income attributable to DB shareholders	(124)	124	159	132	76	490	52	67	103	**42**	**264**	(44)%	(59)%	(46)%
Average allocated shareholders' equity	4,460	4,683	4,698	4,644	4,714	4,687	4,599	4,595	4,702	**4,755**	**4,669**	1 %	1 %	(0)%
Add (deduct):														
Average allocated goodwill and other intangible assets	(4,636)	(4,056)	(3,775)	(3,676)	(3,698)	(3,816)	(3,655)	(3,103)	(2,976)	(3,004)	(3,183)	(19)%	1 %	(17)%
Average allocated tangible shareholders' equity	(175)	627	924	968	1,016	871	943	1,492	1,726	**1,752**	**1,485**	72 %	1 %	70 %
Post-tax return on average shareholders' equity[2,24]	(2.8) %	10.6 %	13.5 %	11.3 %	6.4 %	10.5 %	4.5 %	5.9 %	8.8 %	3.6 %	5.7 %	(2.9) ppt	(5.2) ppt	(4.8) ppt
Post-tax return on average tangible shareholders' equity[2,8,24]	71.0 %	79.0 %	68.9 %	54.4 %	29.8 %	56.3 %	21.9 %	18.0 %	23.9 %	9.7 %	17.8 %	(20.1) ppt	(14.3) ppt	(38.5) ppt

For footnotes please refer to page 20.

Non-GAAP financial measures (2/4)

(In € m., unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Corporate & Other:														
Profit (loss) before tax[7]	(952)	(515)	(364)	(23)	(163)	(1,066)	(167)	(119)	(13)	**(97)**	**(396)**	(40)%	N/M	(63)%
Net Income (loss)	(1,449)	(358)	(329)	8	(1,592)	(2,272)	(311)	(196)	(145)	(249)	(902)	(84)%	72%	(60)%
Net income (loss) attributable to noncontrolling interests	(45)	(4)	(19)	(2)	10	(15)	0	(40)	(18)	(17)	(75)	N/M	(7)%	N/M
Net Income attributable to DB shareholders	(1,495)	(363)	(348)	6	(1,582)	(2,287)	(311)	(236)	(163)	**(266)**	**(976)**	(83)%	63%	(57)%
Average allocated shareholders' equity	2,249	322	0	0	0	99	0	0	0	**0**	**0**	(100)%	(100)%	(100)%
Add (deduct):														
Average allocated goodwill and other intangible assets	(894)	(3)	(0)	(0)	(0)	(1)	(0)	(0)	(0)	(0)	(0)	(100)%	(100)%	(98)%
Average allocated tangible shareholders' equity	1,355	319	0	0	0	98	0	0	0	**(0)**	**0**	N/M	N/M	(100)%
Post-tax return on average shareholders' equity[2,24]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Post-tax return on average tangible shareholders' equity[25,24]	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Non-Core Operations Unit:														
Profit (loss) before tax[7]	(3,187)	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	(2,085)	-	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss) attributable to noncontrolling interests	0	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income attributable to DB shareholders	(2,085)	-	-	-	-	-	-	-	-	-	-	-	-	-
Average allocated shareholders' equity	690	-	-	-	-	-	-	-	-	-	-	-	-	-
Add (deduct):														
Average allocated goodwill and other intangible assets	(3)	-	-	-	-	-	-	-	-	-	-	-	-	-
Average allocated tangible shareholders' equity	687	-	-	-	-	-	-	-	-	-	-	-	-	-
Post-tax return on average shareholders' equity[2,24]	N/M	-	-	-	-	-	-	-	-	-	-	-	-	-
Post-tax return on average tangible shareholders' equity[25,24]	N/M	-	-	-	-	-	-	-	-	-	-	-	-	-

For footnotes please refer to page 20.

Non-GAAP financial measures (3/4)

(In €m., unless stated otherwise)	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Group:														
Profit (loss) before tax[7]	(810)	878	822	933	(1,406)	1,228	432	711	506	**(319)**	**1,330**	(77)%	N/M	8 %
Income tax expense	(546)	(303)	(357)	(284)	(1,019)	(1,963)	(312)	(310)	(277)	(90)	(989)	(91) %	(68) %	(50) %
Net Income (loss)	(1,356)	575	466	649	(2,425)	(735)	120	401	229	**(409)**	**341**	(83)%	N/M	N/M
Net income (loss) attributable to noncontrolling interests	(45)	(4)	(19)	(2)	10	(15)	0	(40)	(18)	(17)	(75)	N/M	(7)%	N/M
Net Income attributable to DB shareholders	(1,402)	571	447	647	(2,415)	(751)	120	361	211	**(425)**	**267**	(82)%	N/M	N/M
Average shareholders' equity	62,082	59,812	65,013	65,769	65,121	63,926	62,631	62,236	62,616	**62,792**	**62,610**	(4)%	0 %	(2)%
Add (deduct):														
Average goodwill and other intangible assets	(9,876)	(8,984)	(8,930)	(8,772)	(8,840)	(8,881)	(8,610)	(8,150)	(8,255)	(8,378)	(8,386)	(5)%	1 %	(6)%
Average tangible shareholders' equity	52,206	50,828	56,082	56,997	56,282	55,045	54,021	54,086	54,361	**54,414**	**54,224**	(3)%	0 %	(1)%
Post-tax return on average shareholders' equity[2,24]	(2.3) %	3.8 %	2.7 %	3.9 %	(14.8) %	(1.2) %	0.8 %	2.3 %	1.3 %	(2.7) %	0.4 %	12.1 ppt	(4.1)ppt	1.6 ppt
Post-tax return on average tangible shareholders' equity[28,24]	(2.7) %	4.5 %	3.2 %	4.5 %	(17.2) %	(1.4) %	0.9 %	2.7 %	1.6 %	(3.1) %	0.5 %	14.0 ppt	(4.7)ppt	1.9 ppt
Tangible Book Value:														
Total shareholders' equity (Book value)	59,833	59,885	66,258	65,676	63,174	63,174	61,943	62,656	62,577	**62,495**	**62,495**	(1)%	(0)%	(1)%
Goodwill and other intangible assets[25]	8,982	9,039	8,834	8,773	8,839	8,839	8,037	8,223	8,295	8,372	8,372	(5)%	1 %	(5)%
Tangible shareholders' equity (Tangible book value)	50,851	50,846	57,424	56,903	54,335	54,335	53,906	54,433	54,283	**54,122**	**54,122**	(0)%	(0)%	(0)%
Basic Shares Outstanding:														
Number of shares issued	1,545.5	1,545.5	2,066.8	2,066.8	2,066.8	2,066.8	2,066.8	2,066.8	2,066.8	**2,066.8**	**2,066.8**	0 %	0 %	0 %
Treasury shares	(0.2)	(5.2)	(1.4)	(0.6)	(0.4)	(0.4)	(1.4)	(6.9)	(1.9)	(1.3)	(1.3)	N/M	(28)%	N/M
Vested share awards	23.3	48.4	42.7	27.5	28.5	28.5	32.2	40.6	38.5	39.8	39.8	40 %	3 %	40 %
Basic Shares Outstanding	1,568.6	1,588.7	2,108.1	2,093.7	2,094.9	2,094.9	2,097.5	2,100.5	2,103.4	**2,105.2**	**2,105.2**	0 %	0 %	0 %
Book value per basic share outstanding in €	€ 38.14	€ 37.69	€ 31.43	€ 31.37	€ 30.16	€ 30.16	€ 29.53	€ 29.83	€ 29.75	€ 29.69	€ 29.69	(2)%	(0)%	(2)%
Tangible book value per basic share outstanding in €	€ 32.42	€ 32.00	€ 27.24	€ 27.18	€ 25.94	€ 25.94	€ 25.70	€ 25.91	€ 25.81	€ 25.71	€ 25.71	(1)%	(0)%	(1)%

For footnotes please refer to page 20.

Non-GAAP financial measures (4/4)

In €m.	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	FY 2018 vs. FY 2017
Corporate & Investment Bank:														
Noninterest expenses	13,926	3,569	2,933	2,962	3,428	12,892	3,643	3,071	2,868	**2,789**	**12,372**	(19)%	(3)%	(4)%
Impairment of Goodwill and other intangible assets	285	0	6	(0)	0	6	0	0	0	**0**	**0**	N/M	N/M	N/M
Litigation provisions	608	(27)	(78)	93	56	44	58	(42)	40	**(1)**	**56**	N/M	N/M	27 %
Restructuring and Severance	390	61	80	9	2	151	27	168	89	**55**	**339**	N/M	(38)%	124 %
Adjusted costs	12,643	3,535	2,925	2,860	3,370	12,690	3,558	2,944	2,739	**2,735**	**11,976**	(19)%	(0)%	(6)%
Private & Commercial Bank:														
Noninterest expenses	9,104	2,197	2,199	2,162	2,853	9,411	2,227	2,194	2,210	**2,292**	**8,923**	(20)%	4 %	(5)%
Impairment of Goodwill and other intangible assets	0	0	0	(0)	12	12	0	0	0	**0**	**0**	N/M	N/M	N/M
Litigation provisions[28]	56	(3)	48	11	(3)	53	(20)	(49)	(4)	**23**	**(51)**	N/M	N/M	N/M
Restructuring and Severance	205	(37)	9	(3)	429	399	9	22	13	**77**	**121**	(82)%	N/M	(70)%
Adjusted costs	8,843	2,237	2,142	2,154	2,415	8,947	2,238	2,222	2,202	**2,191**	**8,853**	(9)%	(0)%	(1)%
Asset Management:														
Noninterest expenses	3,205	422	438	431	508	1,799	473	441	393	**427**	**1,735**	(16)%	9 %	(4)%
Impairment of Goodwill and other intangible assets	1,021	0	0	0	3	3	0	0	0	**0**	**0**	N/M	N/M	N/M
Litigation provisions	(0)	(1)	0	1	4	5	27	16	(25)	**16**	**33**	N/M	N/M	N/M
Policyholder benefits and claims	374	0	(0)	0	0	0	0	(0)	0	**0**	**0**	N/M	N/M	N/M
Restructuring and Severance	69	4	4	(0)	10	18	4	9	4	**27**	**45**	179 %	N/M	153 %
Adjusted costs	1,741	418	434	430	492	1,774	442	416	414	**384**	**1,657**	(22)%	(7)%	(7)%
Corporate & Other:														
Noninterest expenses	525	147	145	104	197	593	114	77	107	**133**	**431**	(32)%	25 %	(27)%
Impairment of Goodwill and other intangible assets	(0)	0	0	0	0	0	0	0	0	**0**	**0**	N/M	N/M	N/M
Litigation provisions	(18)	0	4	34	74	112	2	44	3	**1**	**50**	(99)%	(71)%	(56)%
Restructuring and Severance	(5)	1	2	1	(1)	2	1	39	(3)	**21**	**58**	N/M	N/M	N/M
Adjusted costs	549	146	139	69	124	478	112	(6)	107	**111**	**324**	(11)%	4 %	(32)%
Non-Core Operations Unit:														
Noninterest expenses	2,682	-	-	-	-	-	-	-	-	**-**	**-**	-	-	-
Impairment of Goodwill and other intangible assets	(49)	-	-	-	-	-	-	-	-	**-**	**-**	-	-	-
Litigation provisions	1,750	-	-	-	-	-	-	-	-	**-**	**-**	-	-	-
Restructuring and Severance	23	-	-	-	-	-	-	-	-	**-**	**-**	-	-	-
Adjusted costs	958	-	-	-	-	-	-	-	-	**-**	**-**	-	-	-
Group:														
Noninterest expenses	29,442	6,334	5,715	5,660	6,986	24,695	6,457	5,784	5,578	**5,642**	**23,461**	(19)%	1 %	(5)%
Impairment of Goodwill and other intangible assets	1,256	0	6	(0)	15	21	0	0	0	**0**	**0**	N/M	N/M	N/M
Litigation provisions[28]	2,397	(31)	(26)	140	131	213	66	(31)	14	**39**	**88**	(70)%	182 %	(59)%
Policyholder benefits and claims	374	0	(0)	0	0	0	0	(0)	0	**0**	**0**	N/M	N/M	N/M
Restructuring and Severance	681	29	95	7	440	570	41	239	103	**181**	**563**	(59)%	76 %	(1)%
Adjusted costs	24,734	6,336	5,641	5,513	6,401	23,891	6,350	5,577	5,462	**5,422**	**22,810**	(15)%	(1)%	(5)%

Definition of certain financial measures (1/3)

Non-GAAP Financial Measures

This document and other documents the Group has published or may publish contain non-GAAP financial measures. Non-GAAP financial measures are measures of the Group's historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with IFRS in the Group's financial statements.

Return on Equity Ratios

The Group reports a post tax return on average shareholders' equity and a post-tax return on average tangible shareholders' equity, each of which is a non-GAAP financial measure.

The post-tax returns on average shareholders' equity and average tangible shareholders' equity are calculated as net income (loss) attributable to Deutsche Bank shareholders as a percentage of average shareholders' equity and average tangible shareholders' equity, respectively.

Net income (loss) attributable to Deutsche Bank shareholders for the segments is a non-GAAP financial measure and is defined as net income (loss) excluding post-tax income (loss) attributable to noncontrolling interests.

For the Group, it reflects the reported effective tax rate which was (28)% for the 4th quarter 2018 and (72)% for the prior year's comparative period. The tax rate was 74 % for the year ended December 31, 2018 and 160 % for the prior year's comparative period. For the segments, the applied tax rate was 28 % for 2018, 33 % for all quarters in 2017 and 35 % for 2016.

At the Group level, tangible shareholders' equity is shareholders' equity as reported in the Consolidated Balance Sheet excluding goodwill and other intangible assets. Tangible shareholders' equity for the segments is calculated by deducting goodwill and other intangible assets from shareholders' equity as allocated to the segments. Shareholders' equity and tangible shareholders' equity are presented on an average basis.

The Group believes that a presentation of average tangible shareholders' equity makes comparisons to its competitors easier, and refers to this measure in the return on equity ratios presented by the Group. However, average tangible shareholders' equity is not a measure provided for in IFRS, and the Group's ratios based on this measure should not be compared to other companies' ratios without considering differences in the calculations.

Allocation of Average Shareholders' Equity

Since 2017, Shareholders' equity is fully allocated to the Group's segments based on the regulatory capital demand of each segment and is no longer capped at the amount of shareholders' equity required to meet the externally communicated targets for the Group's Common Equity Tier 1 ratio and the Group's Leverage ratio. Regulatory capital demand reflects the combined contribution of each segment to the Groups' Common Equity Tier 1 ratio, the Groups' Leverage ratio and the Group's Capital Loss under Stress.

Contributions in each of the three dimensions are weighted to reflect their relative importance and level of constraint for the Group.

Contributions to the Common Equity Tier 1 ratio and the Leverage ratio are measured through Risk Weighted Assets (RWA) and Leverage Ratio Exposure (LRE) assuming full implementation of CRR/CRD 4 rules. The Group's Capital Loss under Stress is a measure of the Group's overall economic risk exposure under a defined stress scenario.

Goodwill and other intangibles continue to be directly attributed to the Group's segments in order to allow the determination of allocated tangible shareholders' equity and the respective returns.

Shareholders' equity and tangible shareholders' equity is allocated on a monthly basis and averaged across quarters and for the full year. All reported periods in 2016 and 2017 have been restated.

Segment average shareholders' equity in December 2016 represents the spot values for the period end. The difference between the spot values of the segments and the average Group amount is captured in C&O.

Definition of certain financial measures (2/3)

Allocation of Average Shareholders' Equity (cont'd)

For purposes of the 2017 average shareholders' equity allocation the Non-Core Operations Unit (NCOU) balances from year-end 2016 have been allocated to Corporate & Other (C&O) as Non-Core Operations Unit (NCOU) has ceased to exist as a separate corporate division from 2017 onwards.

Adjusted costs

Adjusted costs is one of the key performance indicators outlined in our strategy. It is a non-GAAP financial measure for which the most directly comparable IFRS financial measure is noninterest expenses. Adjusted costs is calculated by deducting from noninterest expenses under IFRS (i) impairment of goodwill and other intangible assets, (ii) litigation, (iii) policyholder benefits and claims and (iv) restructuring and severance. Policyholder benefits and claims arose from the Abbey Life Assurance business which was sold in late 2016 and so will not occur in future periods. The Group believes that a presentation of noninterest expenses excluding the impact of these items provides a more meaningful depiction of the costs associated with our operating businesses.

Fully loaded CRR/CRD 4 Measures

Since January 1, 2014, our regulatory assets, exposures, risk-weighted assets, capital and ratios thereof are calculated for regulatory purposes under CRR/CRD4. CRR/CRD 4 provides for "transitional" (or "phase-in") rules, under which capital instruments that are no longer eligible under the new rules are permitted to be phased out as the new rules on regulatory adjustments are phased in, as well as regarding the risk weighting of certain categories of assets (e.g. grandfathering of equity investments at a risk-weight of 100 %.)

We also set forth in this and other documents such CRR/CRD 4 measures on a "fully loaded" basis, reflecting full application of the rules without consideration of the transitional provisions under CRR/CRD 4.

For the transitional CRR/CRD 4 CET1 and RWA numbers these transitional arrangements have been considered lastly for December 31, 2017 and expired thereafter. Consequently, for periods after December 31, 2017, no transitional rules have been applied to CET1 and RWA numbers at all, resulting in no difference anymore for CET1 capital and RWA under the fully loaded or transitional regime.

Such fully loaded metrics are described in (i) "Management Report: Risk Report: Risk and Capital Performance: Capital and Leverage Ratio" on pages 82 to 95 of our Annual Report 2017 and "Supplementary Information: Non-GAAP Financial Measures: Fully Loaded CRR/CRD 4 Measures" on pages 381 to 382 of our Annual Report 2017 and in (ii) the subsections "Management Report: Risk Report: Risk and Capital Performance: Regulatory Capital", "Management Report: Risk Report: Leverage Ratio" and "Other Information (unaudited): Fully loaded CRR/CRD 4 Measures" of our Q1 and Q2 Interim Reports. Such sections also provide reconciliation to the respective CRR/CRD 4 transitional or IFRS values.

Book Value and Tangible Book Value per Basic Share Outstanding

Book value per basic share outstanding and tangible book value per basic share outstanding are non-GAAP financial measures that are used and relied upon by investors and industry analysts as capital adequacy metrics. Book value per basic share outstanding represents the Bank's total shareholders' equity divided by the number of basic shares outstanding at period-end. Tangible book value represents the Bank's total shareholders' equity less goodwill and other intangible assets. Tangible book value per basic share outstanding is computed by dividing tangible book value by period-end basic shares outstanding.

Definition of certain financial measures (3/3)

Cost ratios

Cost/income ratio: Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Compensation ratio: Compensation and benefits as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Noncompensation ratio: Noncompensation noninterest expenses, which are defined as total noninterest expenses less compensation and benefits, as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Other key ratios

Diluted earnings per share: Profit (loss) attributable to Deutsche Bank shareholders, which is defined as net income (loss) excluding noncontrolling interests, divided by the weighted-average number of diluted shares outstanding. Diluted earnings per share assume the conversion into common shares of outstanding securities or other contracts to issue common stock, such as share options, convertible debt, unvested deferred share awards and forward contracts.

Book value per basic share outstanding: Book value per basic share outstanding is defined as shareholders' equity divided by the number of basic shares outstanding (both at period end).

Tangible book value per basic share outstanding: Tangible book value per basic share outstanding is defined as shareholders' equity less goodwill and other intangible assets, divided by the number of basic shares outstanding (both at period-end).

Other key ratios (cont'd)

Tier 1 capital ratio: Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Common Equity Tier 1 capital ratio: Common Equity Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Fully loaded CRR/CRD4 Leverage Ratio: Tier 1 capital (CRR/CRD4 fully loaded), as a percentage of the CRR/CRD4 leverage ratio exposure measure (fully loaded).

Phase-in CRR/CRD4 Leverage Ratio: Tier 1 capital (CRR/CRD4 phase-in), as a percentage of the CRR/CRD4 leverage ratio exposure measure (phase-in until Q4 2017, fully loaded starting Q1 2018).

Footnotes

1. We calculate our leverage ratio exposure on a fully loaded basis in accordance with Article 429 of the CRR as per Delegated Regulation (EU) 2015/62 of October 10, 2014 published in the Official Journal of the European Union on January 17, 2015 amending Regulation (EU) No 575/2013.
2. Definitions of ratios are provided on pages 17, 18 and 19 of this document.
3. At period end.
4. Regulatory capital amounts, risk weighted assets and capital ratios are based upon CRR/CRD 4 fully-loaded.
5. The reconciliation of adjusted costs is provided on page 16 of this document.
6. The reconciliation of average tangible shareholders' equity is provided on page 13-15 of this document.
7. Profit before tax = Income before income taxes under IFRS.
8. The number of average basic and diluted shares outstanding has been adjusted for all periods before April 2017 in order to reflect the effect of the bonus component of subscription rights issues in April 2017 in connection with the capital increase.
9. Earnings were adjusted by € 292, €298million, €276 million net of tax for the coupons paid on Additional Tier 1 Notes in April 2018, April 2017 and April 2016, respectively. The coupons paid on Additional Tier 1 Notes are not attributable to Deutsche Bank shareholders and therefore need to be deducted in the calculation in accordance with IAS 33.
   Diluted Earnings per Common Share include the numerator effect of assumed conversions. In case of a net loss potentially dilutive shares are not considered for the earnings per share calculation, because to do so would decrease the net loss per share.
10. Source for share price information: Bloomberg, based on XETRA; high and low based on intraday prices. To reflect the capital increase in 2017, the historical share prices up to and including March 20, 2017 (last trading day cum rights) have been adjusted with retroactive effect by multiplication with the correcting factor of 0.8925 (R-Factor).
11. Includes net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss, net fee and commission income and remaining revenues.
12. Covers operations in Belgium, India, Italy and Spain.
13. Covers operations in Portugal and Poland as well as Private Client Services (PCS) and Hua Xia in historical periods.
14. Reflects front office employees and related infrastructure employees on an allocated basis.
15. Segment assets represent consolidated view, i.e. the amounts do not include intersegment balances (except for Central Liquidity Reserves, Shorts Coverage, Liquidity Portfolio and Repack reallocations from CIB to PCB and NCOU, regarding assets consumed by other segments but managed by CIB).
16. Contains Group-neutral reallocation of Central Liquidity Reserves to business divisions, majority re-allocated from CIB to PCB.
17. Assets under Management include assets held on behalf of customers for investment purposes and/or assets that are managed by DB. They are managed on a discretionary or advisory basis or are deposited with DB.
18. Annualized management fees divided by average Assets under Management.
19. Includes provision for loan losses and provision for off-balance sheet positions.
20. Impaired loan coverage ratio: balance of the allowance for loan losses as a percentage of impaired loans (both at period end).
21. The above table breaks down the impact on provisions for credit losses from movements in financial assets including new business and changes in models.
22. This risk allowance (incl. country risk allowance) is only for Loans at Amortized Cost.
23. For the transitional CRR/CRD 4 CET1, RWA and Leverage Exposure numbers the transitional arrangements have been considered lastly for December 31, 2017 and expired thereafter, resulting in no difference anymore for CET1 capital, RWA and CRR/CRD 4 leverage exposure measure.
24. Based on Net income (loss) attributable to Deutsche Bank shareholders (Post-tax).
25. Since March 2018 Goodwill and other intangible assets attributable to the partial sale of DWS are excluded.
26. Includes the impact of loan processing fees in 2016.